UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2009

WOODSTOCK FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-32997	58-2161804
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

117 Town Lake Parkway, Woodstock, GA 30188

(Address, including zip code, of principal executive offices)

(800) 478-2602

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01             Changes in Registrant’s Certifying Accountant.

(a)(1)  On August 24, 2009, the Board of Directors of Woodstock Financial Group, Inc. (the “Company”) dismissed Porter Keadle Moore, LLP, (“PKM”) as the Company’s independent registered public accounting firm and concurrently on August 24, 2009, engaged Accell, P.A. (“Accell”) as the Registrant’s new independent registered public accounting firm.   The registrant provides, pursuant to Item 304(a)(3) of Regulation S-K, a copy of the letter (filed as Exhibit 16.1 to this report) that PKM provided to the SEC agreeing with the disclosures contained in this report.

(i)           The audit reports of PKM on the financial statements of the Company as of and for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(ii)           The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) recommended and approved the decision to change independent registered public accounting firms.

(iii)           During the Company’s two most recent fiscal years ended December 31, 2008 and December 31, 2007, and from January 1, 2009 through August 24, 2009, there were no disagreements with PKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PKM’s satisfaction, would have caused PKM to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

(iv)           During the Company’s two most recent fiscal years ended December 31, 2008 and December 31, 2007, and from January 1, 2009 through August 24, 2009, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), [ except that as of the end of fiscal 2007 (year ended December 31, 2007), the Company’s disclosure controls and procedures were not effective due to the existence of a material weakness related to limited finance and accounting personnel to prepare and review financial statements, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(v)           The Company has provided PKM with a copy of this Report prior to its filing with the SEC. The Company requested PKM to furnish the Company with a letter, as required by Item 304(a)(3) of Regulation S-K, addressed to the SEC, stating whether or not PKM agrees with the above statements. Such letter is filed as Exhibit 16.1 to this Amended Report.

(a)(2)       Engagement of Accell

On August 24, 2009, the Audit Committee agreed to engage Accell, P.A. (“Accell”) as its independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2009.

The Company did not, nor did anyone on its behalf, consult Accell during the Company’s two most recent fiscal years ended December 31, 2008 and December 31, 2007, and from January 1, 2009 through August 24, 2009 (the interim period prior to the engagement of Accell), regarding:

(i)           the application of accounting principles to a specified transaction (completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided to the Company that Accell concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or

(ii)           any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Accell with a copy of this report, requested Accell to review the disclosures contained in this report and provided Accell with the opportunity to furnish the Company with a letter, addressed to the SEC, containing any new information, clarification of the Company’s expression of its views or the respects in which Accell does not agree with the statements made in this report. Accell has advised the Company that it does not intend to furnish such a letter.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.

Description

16.1

Letter, dated August 24, 2009, from Porter Keadle Moore LLP to the Securities and Exchange Commission regarding a change in the Company’s certifying accountant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodstock Financial Group, Inc.

Date: August 25, 2009	By:	/s/ Melissa L. Whitley
Melissa L. Whitley
Chief Financial Officer